AMENDED AND RESTATED
                              MANAGEMENT AGREEMENT

         This AMENDED AND RESTATED MANAGEMENT AGREEMENT ("Agreement") is made as of this 1st day of July, 2008, by and between PIONEER VARIABLE CONTRACTS TRUST (the "Trust"), a Delaware statutory trust, and Pioneer Investment Management, Inc., a Delaware corporation (the "Manager").

         WHEREAS, the Trust is registered as a management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Manager is engaged primarily in rendering investment advisory and management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

         WHEREAS, the Trust wishes to retain the Manager to provide investment advisory and management services to the Trust with respect to the series of the Trust designated in Appendix A annexed hereto (the "Funds"); and

         WHEREAS, the Manager is willing to furnish such services on the terms and conditions hereinafter set forth;

         NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

1. The Trust hereby appoints the Manager to act as investment adviser of each Fund for the period and on the terms set forth in this Agreement. The Manager accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. (a) Subject to the supervision of the Trust's Board of Trustees (the "Board"), the Manager shall regularly provide each Fund with investment research, advice, management and supervision and shall furnish a continuous investment program for the Fund's portfolio of securities and other investments consistent with the Fund's investment objectives, policies and restrictions, as stated in the Fund's current Prospectus and Statement of Additional Information. The Manager shall determine from time to time what securities and other investments (including, without limitation, repurchase agreements, swap agreements, options, futures and other instruments) will be purchased, retained, sold or exchanged by each Fund and what portion of the assets of the Fund's portfolio will be held in the various securities and other investments in which the Fund invests, and what portion will be held uninvested in cash, and shall implement those decisions (including the execution of investment documentation), all subject to the provisions of the Trust's Declaration of Trust and By-Laws (collectively, the "Governing Documents") and the 1940 Act, as well as the investment objectives, policies and restrictions of the Fund referred to above, and any other specific policies adopted by the Board and disclosed to the Manager. The Manager is authorized as the agent of the Trust to give instructions to the custodian of each Fund as to deliveries of securities and other investments and payments of cash for the account of the Fund. Subject to applicable provisions of the 1940 Act and direction from the Board, the investment program to be provided hereunder may entail the investment of all or substantially all of the assets of any Fund in one or more investment companies. The Manager will place orders pursuant to its investment determinations for each Fund either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant or others selected by it. Except as described herein, the Manager shall seek overall the best execution available in the selection of brokers or dealers and the placing of orders for each Fund. In assessing the best execution available for any transaction, the Manager may consider factors it deems relevant, including the size and type of the transaction, the nature and character of the markets for the security to be purchased or sold, the execution capabilities and financial condition of the broker or dealer, and the reasonableness of the commission or dealer spread, if any (whether for a specific transaction or on a continuing basis). In connection with the selection of such brokers or dealers and the placing of such orders, subject to applicable law, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) to the Fund and/or the other accounts over which the Manager or its affiliates exercise investment discretion. The Manager is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or in terms of all of the accounts over which the Manager or its affiliates exercise investment discretion. The Manager shall also provide advice and recommendations with respect to other aspects of the business and affairs of each Fund, shall exercise voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's portfolio securities subject to such direction as the Board may provide, and shall perform such other functions of investment management and supervision as may be directed by the Board. Notwithstanding the foregoing, the Manager shall not be deemed to have assumed any duties with respect to, and shall not be responsible for, the distribution of the shares of any Fund, nor shall the Manager be deemed to have assumed or have any responsibility with respect to functions specifically assumed by any administrator, transfer agent, fund accounting agent, custodian, shareholder servicing agent or other agent, in each case employed by the Trust or a Fund to perform such functions. The Manager may execute on behalf of each Fund certain agreements, instruments and documents in connection with the services performed by it under this Agreement. These may include, without limitation, brokerage agreements, clearing agreements, account documentation, futures and options agreements, swap agreements, other investment related agreements, and any other agreements, documents or instruments the Manager believes are appropriate or desirable in performing its duties under this Agreement.

(b) Each Fund hereby authorizes any entity or person associated with the Manager which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, and each Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv).

3. Subject to the Board's approval, the Manager or any Fund may enter into contracts with one or more investment subadvisers, including without limitation, affiliates of the Manager, in which the Manager delegates to such investment subadvisers any or all its duties specified hereunder, on such terms as the Manager determines to be necessary, desirable or appropriate, provided that in each case such contracts are entered into in accordance with and meet all applicable requirements of the 1940 Act. The Trust agrees that the Manager shall not be accountable to the Trust or any Fund or any Fund's shareholders for any loss or other liability relating to specific investments selected by any such subadviser.

4. The Trust shall at all times keep the Manager fully informed with regard to the securities and other investments owned by each Fund, its funds available, or to become available, for investment, and generally as to the condition of its affairs. The Trust shall furnish the Manager with such other documents and information with regard to its affairs as the Manager may from time to time reasonably request. The Manager shall supply the Board and officers of the Trust with such information and reports reasonably required by them and reasonably available to the Manager.

5. (a) Unless maintained by another party on the Fund's behalf, the Manager shall maintain the books and records with respect to each Fund's securities and other transactions and keep the Fund's books of account in accordance with all applicable federal and state laws and regulations. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Manager hereby agrees that any records that it maintains for each Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Manager further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the 1940 Act for the periods prescribed by Rule 31a-2 under the 1940 Act.

(b) The Manager shall furnish, at its expense, all necessary services, facilities, equipment and personnel for performing the Manager's services under this Agreement. Other than as herein specifically indicated, the Manager shall not be responsible for the Trust's or any Fund's ordinary and extraordinary expenses, and the Trust or a Fund shall pay the Trust's or the Fund's ordinary and extraordinary expenses. The Manager may agree to provide to the Funds services other than the services that are provided under this Agreement, on such terms as the Manager and the Trust may agree from time to time, and nothing herein shall preclude payment by the Trust or a Fund of compensation to the Manager for any such services rendered pursuant to a written agreement or agreements approved by the Board.

6. From time to time, the Manager shall authorize and permit certain of its directors, officers and employees, who may be elected as Board members or officers of the Trust, to serve in the capacities in which they are elected. The Manager will pay directly or reimburse the Trust for the compensation (if any) of the Trustees who are affiliated persons of the Manager and all officers of the Trust as such, except as the Board may decide.

7. As compensation for the services performed and the facilities furnished and expenses assumed by the Manager, each Fund shall pay the Manager, as promptly as possible after the last day of each month, a fee, computed daily at an annual rate set forth opposite the Fund's name on Appendix A annexed hereto, based on the Fund's average daily net assets or otherwise as set forth on Appendix A. If this Agreement is terminated with respect to any Fund as of any date not the last day of a month, the fee payable by the Fund shall be paid as promptly as possible after such date of termination and shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect with respect to the Fund subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in the month.

8. The Manager assumes no responsibility under this Agreement other than to render the services called for hereunder, in good faith, and shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities or other transactions for any Fund, provided that nothing in this Agreement shall protect the Manager against any liability to a Fund to which the Manager would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. As used in this paragraph 8, the term "Manager" shall include any affiliates of the Manager performing services for the Trust or any Fund pursuant to this Agreement and the partners, shareholders, directors, officers and employees of the Manager and such affiliates.

9. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Manager who may also be a Trustee, officer, or employee of the Trust or any Fund, to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Manager to engage in any other business or to render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association. If the purchase or sale of securities or other investments consistent with the investment policies of any Fund or one or more other accounts of the Manager is considered at or about the same time, transactions in such securities or other investments will be allocated among the accounts in a manner deemed equitable by the Manager. Such transactions may be combined, in accordance with applicable laws and regulations, and consistent with the Manager's policies and procedures as presented to the Board from time to time.

10. For the purposes of this Agreement, a Fund's "net assets" shall be determined as provided in the Fund's then-current Prospectus and Statement of Additional Information and the terms "assignment," "interested person," and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, and references to the "1940 Act" shall include any rule, regulation or applicable exemptive order of the Securities and Exchange Commission (the "Commission") thereunder and interpretive guidance with respect to the 1940 Act by the Commission or its staff.

11. This Agreement will become effective with respect to each Fund on the date first above written or such later date set forth opposite the Fund's name on Appendix A annexed hereto, provided that it shall have been approved by the Trust's Board and by the shareholders of the Fund in accordance with the requirements of the 1940 Act and, unless sooner terminated as provided herein, will continue in effect for each Fund designated on Appendix A on the date hereof until December 31, 2009, and for each Fund added to Appendix A hereafter, until the date specified in Appendix A. Thereafter, if not terminated, this Agreement shall continue in effect with respect to each Fund, so long as such continuance is specifically approved at least annually (i) by the Board or (ii) by a vote of a majority of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by a majority of the Trustees who are not interested persons of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

12. This Agreement is terminable with respect to any Fund without penalty by the Board or by vote of a majority of the outstanding voting securities of the Fund, in each case on not more than 60 days' nor less than 30 days' written notice to the Manager, or by the Manager upon not less than 60 days' written notice to the Trust, and will be terminated upon the mutual written consent of the Manager and the Trust. This Agreement shall terminate automatically in the event of its assignment. This Agreement may be terminated with respect to one or more Funds without affecting the validity of this Agreement with respect to any other Fund designated on Appendix A.

13. The Manager agrees that for services rendered to each Fund, or for any claim by it in connection with services rendered to the Fund, it shall look only to assets of the Fund for satisfaction and that it shall have no claim against the assets of any other portfolios of the Trust. The undersigned officer of the Trust has executed this Agreement not individually, but as an officer under the Trust's Declaration of Trust and the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Trust individually.

14. The Trust agrees that in the event that none of the Manager or any of its affiliates acts as an investment adviser to a Fund, the name of the Fund will be changed to one that does not contain the name "Pioneer" or otherwise suggest an affiliation with the Manager.

15. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of the Agreement with respect to any Fund shall be effective until approved, if so required by the 1940 Act, by vote of the holders of a majority of that Fund's outstanding voting securities.

16. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.

17. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

18. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19. This Agreement amends and restates in its entirety the prior management agreement in effect for the Funds.

                           [signature page to follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized.

                        PIONEER VARIABLE CONTRACTS TRUST



                           By: /s/ Daniel K. Kingsbury
                           Name:   Daniel K. Kingsbury
                           Title:  Trustee and Executive Vice President



                       PIONEER INVESTMENT MANAGEMENT, INC.



                            By: /s/ Mark D. Goodwin
                            Name:   Mark D. Goodwin
                            Title:  Executive Vice President and
                                    Chief Operating Officer

                                   Appendix A

Fund                            Effective Date/Initial Term Date   Fee

                                                                   (calculated as a percent per annum of the Fund's
                                                                   average daily net assets)
Pioneer Bond VCT Portfolio      Effective Date: July 1, 2008       0.50%

                                Initial Term: July 1,
                                2008-December 31, 2009
Pioneer Cullen Value VCT        Effective Date: July 1, 2008       0.70%
Portfolio
                                Initial Term: July 1,
                                2008-December 31, 2009
Pioneer Emerging Markets VCT    Effective Date: July 1, 2008       1.15%
Portfolio
                                Initial Term: July 1,
                                2008-December 31, 2009
Pioneer Equity Income VCT       Effective Date: July 1, 2008       0.65%
Portfolio
                                Initial Term: July 1,
                                2008-December 31, 2009
Pioneer Fund VCT Portfolio      Effective Date: July 1, 2008       0.65%

                                Initial Term: July 1,
                                2008-December 31, 2009
Pioneer Global High Yield VCT   Effective Date: July 1, 2008       0.65% up to $500 Million; 0.60% over $500
Portfolio                                                          Million.
                                Initial Term: July 1,
                                2008-December 31, 2009





Fund                            Effective Date/Initial Term Date   Fee

                                                                   (calculated as a percent per annum of the Fund's
                                                                   average daily net assets)
Pioneer Growth Opportunities    Effective Date: July 1, 2008       0.74%
VCT Portfolio
                                Initial Term: July 1,
                                2008-December 31, 2009
Pioneer Independence VCT        Effective Date: July 1, 2008       0.70%
Portfolio
                                Initial Term: July 1,
                                2008-December 31, 2009
Pioneer High Yield VCT          Effective Date: July 1, 2008       0.65%
Portfolio
                                Initial Term: July 1,
                                2008-December 31, 2009
Pioneer Ibbotson Aggressive     Effective Date: July 1, 2008       0.13% on investments in underlying funds managed
Allocation VCT Portfolio                                           by Pioneer (and cash) and 0.17% on other
                                Initial Term: July 1,              investments up to $2.5 Billion; 0.11% on
                                2008-December 31, 2009             investments in underlying funds managed by
                                                                   Pioneer (and cash) and
                                                                   0.14% on
                                                                   other
                                                                   investments
                                                                   over $2.5
                                                                   Billion and
                                                                   up to $4
                                                                   Billion;
                                                                   0.10% on
                                                                   investments
                                                                   in underlying
                                                                   funds managed
                                                                   by Pioneer
                                                                   (and cash)
                                                                   and 0.12% on
                                                                   other
                                                                   investments
                                                                   over $4
                                                                   Billion and
                                                                   up to $5.5
                                                                   Billion;
                                                                   0.08% on
                                                                   investments
                                                                   in underlying
                                                                   funds managed
                                                                   by Pioneer
                                                                   (and cash)
                                                                   and 0.10% on
                                                                   other
                                                                   investments
                                                                   over $5.5
                                                                   Billion and
                                                                   up to $7
                                                                   Billion;
                                                                   0.08% on
                                                                   investments
                                                                   in underlying
                                                                   funds managed
                                                                   by Pioneer
                                                                   (and cash)
                                                                   and 0.09% on
                                                                   other
                                                                   investments
                                                                   over $7
                                                                   Billion





Fund                            Effective Date/Initial Term Date   Fee

                                                                   (calculated as a percent per annum of the Fund's
                                                                   average daily net assets)
Pioneer Ibbotson Growth         Effective Date: July 1, 2008       0.13% on investments in underlying funds managed
Allocation VCT Portfolio                                           by Pioneer (and cash) and 0.17% on other
                                Initial Term: July 1,              investments up to $2.5 Billion; 0.11% on
                                2008-December 31, 2009             investments in underlying funds managed by
                                                                   Pioneer (and
                                                                   cash) and
                                                                   0.14% on
                                                                   other
                                                                   investments
                                                                   over $2.5
                                                                   Billion and
                                                                   up to $4
                                                                   Billion;
                                                                   0.10% on
                                                                   investments
                                                                   in underlying
                                                                   funds managed
                                                                   by Pioneer
                                                                   (and cash)
                                                                   and 0.12% on
                                                                   other
                                                                   investments
                                                                   over $4
                                                                   Billion and
                                                                   up to $5.5
                                                                   Billion;
                                                                   0.08% on
                                                                   investments
                                                                   in underlying
                                                                   funds managed
                                                                   by Pioneer
                                                                   (and cash)
                                                                   and 0.10% on
                                                                   other
                                                                   investments
                                                                   over $5.5
                                                                   Billion and
                                                                   up to $7
                                                                   Billion;
                                                                   0.08% on
                                                                   investments
                                                                   in underlying
                                                                   funds managed
                                                                   by Pioneer
                                                                   (and cash)
                                                                   and 0.09% on
                                                                   other
                                                                   investments
                                                                   over $7
                                                                   Billion
Pioneer Ibbotson Moderate       Effective Date: July 1, 2008       0.13% on investments in underlying funds managed
Allocation VCT Portfolio                                           by Pioneer (and cash) and 0.17% on other
                                Initial Term: July 1,              investments up to $2.5 Billion; 0.11% on
                                2008-December 31, 2009             investments in underlying funds managed by
                                                                   Pioneer (and
                                                                   cash) and
                                                                   0.14% on
                                                                   other
                                                                   investments
                                                                   over $2.5
                                                                   Billion and
                                                                   up to $4
                                                                   Billion;
                                                                   0.10% on
                                                                   investments
                                                                   in underlying
                                                                   funds managed
                                                                   by Pioneer
                                                                   (and cash)
                                                                   and 0.12% on
                                                                   other
                                                                   investments
                                                                   over $4
                                                                   Billion and
                                                                   up to $5.5
                                                                   Billion;
                                                                   0.08% on
                                                                   investments
                                                                   in underlying
                                                                   funds managed
                                                                   by Pioneer
                                                                   (and cash)
                                                                   and 0.10% on
                                                                   other
                                                                   investments
                                                                   over $5.5
                                                                   Billion and
                                                                   up to $7
                                                                   Billion;
                                                                   0.08% on
                                                                   investments
                                                                   in underlying
                                                                   funds managed
                                                                   by Pioneer
                                                                   (and cash)
                                                                   and 0.09% on
                                                                   other
                                                                   investments
                                                                   over $7
                                                                   Billion





Fund                            Effective Date/Initial Term Date   Fee

                                                                   (calculated as a percent per annum of the Fund's
                                                                   average daily net assets)
Pioneer International Value     Effective Date: July 1, 2008       0.85% up to $500 Million; 0.75% over $500
VCT Portfolio                                                      Million.
                                Initial Term: July 1,
                                2008-December 31, 2009
Pioneer Mid Cap Value VCT       Effective Date: July 1, 2008       0.65%
Portfolio
                                Initial Term: July 1,
                                2008-December 31, 2009
Pioneer Money Market VCT        Effective Date: July 1, 2008       0.40% up to $1 Billion; 0.35% over $1 Billion.
Portfolio
                                Initial Term: July 1,
                                2008-December 31, 2009
Pioneer Oak Ridge Large Cap     Effective Date: July 1, 2008       0.75% up to $1 Billion; 0.70% over $1 Billion.
Growth VCT Portfolio
                                Initial Term: July 1,
                                2008-December 31, 2009
Pioneer Real Estate Shares      Effective Date: July 1, 2008       0.80%
VCT Portfolio
                                Initial Term: July 1,
                                2008-December 31, 2009
Pioneer Small Cap Value VCT     Effective Date: July 1, 2008       0.75%
Portfolio
                                Initial Term: July 1,
                                2008-December 31, 2009
Pioneer Strategic Income VCT    Effective Date: July 1, 2008       0.65%
Portfolio
                                Initial Term: July 1,
                                2008-December 31, 2009